Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, November 15, 2017 /PRNewswire/ — Mirati Therapeutics, Inc. (NASDAQ: MRTX) today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock. Mirati expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares are being offered by Mirati. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cowen and Barclays are acting as joint book-running managers in the offering.

The securities described above are being offered by Mirati pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that was declared effective on November 18, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from the offices of Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806; or from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (888) 603-5847, or by email at Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics

Mirati Therapeutics is a clinical-stage biotechnology company focused on developing a pipeline of targeted oncology products intended to treat specific genetic and epigenetic drivers of cancer. This approach is transforming the treatment of patients by targeting the genetic changes in tumor cells that result in uncontrolled tumor growth and migration. Mirati’s precision oncology programs seek to treat the patients most likely to benefit from targeted oncology treatments and are driven by drugs that target very specific genetic mutations, directed by genomic tests that identify patients who carry those driver mutations. Mirati’s immuno-oncology programs are novel small molecule drugs designed to enhance and expand the efficacy of checkpoint inhibitors when given in combination. In addition to its clinical programs, Mirati has active discovery research efforts focused on novel oncology targets. The promise of these approaches includes potentially better patient outcomes, more efficient cancer treatment and faster drug development.

Forward-Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements related to Mirati’s proposed public offering of common stock.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favorable terms, and other risks described in Mirati’s filings with the SEC. In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Contact:

Temre Johnson

Mirati Therapeutics, Inc.

Senior Manager, Investor Relations & Corporate Communications

(858) 332-3562

ir@mirati.com